EXHIBIT 4(e)
                  SECOND SUPPLEMENTAL INDENTURE
                    RELATING TO THE COMPANY'S
                      8-7/8% NOTES DUE 2002

     SECOND SUPPLEMENTAL INDENTURE, dated as of February 12, 1997, among AIRBORNE FREIGHT CORPORATION, a corporation duly orga nized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 3101 Western Avenue, Seattle, Washington 98111, ABX AIR, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called "ABX"), having its principal office at 145 Hunter Drive, Wilmington, Ohio 45177, AIRBORNE FORWARDING CORPORATION, a corporation duly organized under the laws of the State of Delaware (herein called "Airborne Forwarding"), having its principal office at 1851 Alexander Bell Dr., Reston, Virginia 22091, WILMINGTON AIR PARK, INC., a corporation duly organized and existing under the laws of the State of Ohio (herein called "Wilmington Air Park"), having its principal office at 145 Hunter Drive, Wilmington, Ohio 45177, AIRBORNE FTZ, INC., a corporation duly organized under the laws of the State of Ohio (herein called "Airborne FTZ"), having its principal office at 145 Hunter Drive, Wilmington, Ohio 45177, (ABX, Airborne Forwarding, Wilmington Air Park and Airborne FTZ, being herein collectively referred to as the "Guarantors" and each being individually referred to as a "Guarantor") and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (herein called the "Trustee"), supplementing that certain Indenture, dated as of December 15, 1992 (the "Indenture"), among the Company, ABX, Airborne Forwarding and the Trustee.

           RECITALS OF THE COMPANY AND THE GUARANTORS

     The Company, ABX and Airborne Forwarding have heretofore executed and delivered to the Trustee the Indenture providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided.

     Section 901 of the Indenture provides, among other things, that, without the consent of any Holders, the Company, when authorized by a Board Resolution of the Company, the Guarantors, when authorized by respective Board Resolutions of the Guarantors, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

     The Company and the Guarantors, pursuant to the foregoing authority, propose in and by this Second Supplemental Indenture to supplement the Indenture in certain respects with respect to the Securities denominated its "8-7/8% Notes Due December 15, 2002," the terms of which are described in the Pricing Agreement dated December 14, 1992 between the Company, ABX, Airborne Forwarding and Goldman Sachs & Co. (the "2002 Securities"), including the addition of Wilmington Air Park and Airborne FTZ as Guarantors.

     All things necessary to make this Second Supplemental
Indenture a valid agreement of the Company and the Guarantors, and a valid supplement to the Indenture, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE
WITNESSETH:

     In consideration of the above matters and of the covenants contained herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the 2002 Securities, as follows:


                          ARTICLE ONE

                Definitions and Other Provisions
                     of General Application

Section 101.   Definitions.
               -----------

     (a) For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

          (3) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Second
     Supplemental Indenture; and

          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Second
     Supplemental Indenture as a whole and not to any particular
     Article, Section or other subdivision.

     (b) The Indenture is hereby amended with respect to the 2002 Securities by amending and restating in its entirety the definition of "Guarantors" set forth in Section 101 of the Indenture to read as follows:

          "Guarantors" means ABX Air, Inc., a corporation duly organized and existing under the laws of the State of Delaware, Airborne Forwarding Corporation, a corporation duly organized under the laws of the State of Delaware, Wilmington Air Park, Inc., a corporation duly organized and existing under the laws of the State of Ohio, and Airborne FTZ, Inc., a corporation duly organized under the laws of the State of Ohio, except in the case any of such Persons has been released from its Guarantees hereunder in accordance with Section 1404 hereof.


                          ARTICLE TWO

                    Obligation of Guarantors

Section 201.   Guarantee by Wilmington Air Park and
               Airborne FTZ.
               ------------------------------------

     By execution and delivery hereof, Wilmington Air Park and Airborne FTZ each expressly agrees, with respect to the 2002 Securities, to become a Guarantor under the Indenture and to be bound by all terms and provisions therein made applicable thereby to Wilmington Air Park and Airborne FTZ, including without limitation those set forth in Article Fourteen of the Indenture providing for the joint and several and unconditional guarantees of the 2002 Securities by the Guarantors.


                         ARTICLE THREE

                         Miscellaneous

Section 301.   Miscellaneous
               -------------

     (a) The Trustee accepts the trusts created by the Indenture as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented hereby.

     (b) The recitals contained herein shall be taken as statements of the Company or the Guarantors, as applicable, and the Trustee assumes no responsibility for their correctness.

     (c) Each of the Company, the Guarantors and the Trustee acknowledges that all of its respective covenants and agreements set forth in the Indenture are in no way amended or modified except as provided in this Second Supplemental Indenture.

     (d) Each of Wilmington Air Park and Airborne FTZ makes, as of the date of execution of this Second Supplemental Indenture, all of the respective covenants and agreements set forth by the Guarantors in the Indenture as supplemented hereby.

     (e)  All covenants and agreements in this Second
Supplemental Indenture by the Company, the Guarantors or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

     (f) Except as otherwise provided herein, the Indenture shall remain in full force and effect in accordance with its terms.

     (g) This Second Supplemental Indenture shall have effect only with respect to the 2002 Securities.

     (h) This Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented hereby, shall be read, taken and construed as one and the same instrument.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


[SEAL]                        AIRBORNE FREIGHT CORPORATION


                              By/s/Roy C. Liljebeck
                              ------------------------------
                              Executive Vice President, CFO


Attest:

/s/David C. Anderson
------------------------------
Secretary


[SEAL]                        ABX AIR, INC.


                              By/s/Stephen E. DeForest
                              ------------------------------
                              Secretary


Attest:

/s/Joseph C. Hete
------------------------------
Sr. Vice President, Chief Operating Officer


[SEAL]                        AIRBORNE FORWARDING CORPORATION


                              By/s/Roy C. Liljebeck
                              ------------------------------
                              Secretary


Attest:

David C. Anderson
------------------------------
Secretary

[SEAL]                        WILMINGTON AIR PARK, INC.


                              By/s/Stephen E. DeForest
                              ------------------------------
                              Secretary/Treasurer


Attest:

/s/Joseph C. Hete
------------------------------
Vice President


[SEAL]                        AIRBORNE FTZ, INC.


                              By/s/Stephen E. DeForest
                              ------------------------------
                              Secretary/Treasurer


Attest:

/s/Joseph C. Hete
------------------------------
Vice President

[SEAL]                        THE BANK OF NEW YORK


                              By/s/Vivian George's
                              ------------------------------
                              Assistant Vice President


Attest:

/s/Paul Schmalzel
------------------------------
Assistant Treasurer

State of Washington )
                    )  ss.:
King County         )


          On the 12th day of February, 1997, before me personally came Roy C. Liljebeck, to me known, who, being by me duly sworn, did depose and say that he is Executive Vice President, CFO of Airborne Freight Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                   /s/Janell Cote
                                   ------------------------------
                                   Notary Public





State of Washington )
                    )  ss.:
King County         )


          On the 13th day of February, 1997, before me personally came Stephen E. DeForest to me known, who, being by me duly sworn, did depose and say that he is Secretary of ABX Air, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                   /s/Diane C. Kristine
                                   ------------------------------
                                   Notary Public

State of Washington )
                    )  ss.:
King County         )


          On the 12th day of February, 1997, before me personally came Roy C. Liljebeck, to me known, who, being by me duly sworn, did depose and say that he is Secretary of Airborne Forwarding Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                   /s/Janell Cote
                                   ------------------------------
                                   Notary Public





State of Washington )
                    )  ss.:
County of King      )


          On the 13th day of February, 1997, before me personally came Stephen E. DeForest, to me known, who, being by me duly sworn, did depose and say that he is Secretary of Wilmington Air Park, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                   /s/Diane C. Kristine
                                   ------------------------------
                                   Notary Public

State of Washington )
                    )  ss.:
County of King      )


          On the 13th day of February, 1997, before me personally came Stephen E. DeForest, to me known, who, being by me duly sworn, did depose and say that he is Secretary of Airborne FTZ, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                   /s/Diane C. Kristine
                                   ------------------------------
                                   Notary Public





State of New York   )
                    )  ss.:
City of New York    )


          On the 18th day of February, 1997, before me personally came Vivian George's, to me known, who, being by me duly sworn, did depose and say that he is Assistant Vice President of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                   /s/William J. Cassels
                                   ------------------------------
                                   Notary Public